UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-3650	01-0616769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of principal executive offices, including zip code)

(949) 579-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to Item 3.03(a) of Form 8-K, this Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K dated and filed on November 5, 2013.

Item 3.03	Material Modification to Rights of Security Holders.

On November 5, 2013, the Registrant entered into Amendment No. 2 (the “Rights Amendment”) to the Section 382 Rights Agreement, dated August 9, 2009 (as amended, the “Rights Agreement”), between Mindspeed Technologies, Inc. (“Mindspeed”) and Computershare Shareowners Services LLC (as successor in interest to Mellon Investor Services, LLC), a New Jersey limited liability company (the “Rights Agent”), which excludes from the definition of “Acquiring Person” (as defined in the Rights Agreement) M/A-COM Technology Solutions Holdings, Inc. (“MACOM”) and its Affiliates and Associates (as each such term is defined in the Rights Agreement). The Rights Amendment also excludes the transactions contemplated by the Agreement and Plan of Merger, dated November 5, 2013, by and between Mindspeed, MACOM, and Micro Merger Sub, Inc., from the definitions of “Share Acquisition Date” and “Distribution Date” contained in the Rights Agreement. The foregoing description of the Rights Amendment is not a complete description of the terms of the Rights Amendment and is qualified in its entirety by reference to the complete text of the Rights Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 2, dated November 5, 2013, between Mindspeed Technologies, Inc. (“Mindspeed”) and Computershare Shareowners Services LLC (as successor in interest to Mellon Investor Services, LLC (“Mellon”)), a New Jersey limited liability company (the “Rights Agent”), to the Section 382 Rights Agreement, dated August 9, 2009, between Mindspeed and Mellon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Dated: November 14, 2013	By:	/s/ Stephen N. Ananias
Stephen N. Ananias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 2, dated November 5, 2013, between Mindspeed Technologies, Inc. (“Mindspeed”) and Computershare Shareowners Services LLC (as successor in interest to Mellon Investor Services, LLC (“Mellon”)), a New Jersey limited liability company (the “Rights Agent”), to the Section 382 Rights Agreement, dated August 9, 2009, between Mindspeed and Mellon.